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TEXAS LIQUIDS, L.L.C.
Balance Sheet
At September 30, 1999
 (expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
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ASSETS
------
Cash                                   $ 0.2
Accounts receivable and unbilled revenues, net                    7.2
Inventory                              5.4
Prepaid expenses                              0.2
Other current assets                              0.2
                                                  -----
          Total current assets                              13.2
                                                  -----
Fixed assets, net                              0.1
Goodwill, net of amortization                         0.2
                                                  -----
          Total assets                              $13.5
                                             =====

LIABILITIES AND MEMBERS' EQUITY
-------------------------------

Accounts payable (including $0.1 to affiliates)                    $ 4.2
Note payable to affiliate                         3.3
Other current liabilities                         0.2
Deferred revenue                         0.6
                                             -----
          Total current liabilities                      8.3
                                             -----

Members' equity                          2.4
Retained earnings                         2.8
                                             -----
          Total equity                         5.2
                                             -----
          Total liabilities and members' equity                    $13.5
                                             =====


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